BRI OP LIMITED PARTNERSHIP
                               470 Atlantic Avenue
                           Boston, Massachusetts 02210


                               AMENDMENT NO. 3 OF
                              AMENDED AND RESTATED
                              1992 CREDIT AGREEMENT

                               As of June 26, 1996

  THE FIRST NATIONAL BANK OF BOSTON,
    for Itself and as Agent
  100 Federal Street
  Boston, Massachusetts 02110
  Attn:  Real Estate Division

  MELLON BANK, N.A.
  1735 Market Street
  Philadelphia, Pennsylvania  19103
  Attn:  Real Estate Finance

  Ladies and Gentlemen:

        Each of BRI OP Limited Partnership, a Delaware limited partnership (the "Borrower") and Berkshire Realty Company Inc. (the "REIT"), hereby agrees with each of you as follows:

  1. Reference to Credit Agreement and Definitions. Reference is made to the Amended and Restated 1992 Credit Agreement dated as of November 21, 1995, as amended by Amendment No. 1 thereof dated as of March 1, 1996 and by Amendment No. 2 thereof dated as of March 1, 1996 (the "Credit Agreement"), among the Borrower, Berkshire Realty Company, Inc., certain Guarantors named therein and each of you. Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given to them in the Credit Agreement.

  2. Request for Amendment. The Borrower has advised you that it has agreed to provide you with additional collateral for the Obligations and has agreed to make appropriate revisions to the Credit Agreement.

  3. Amendment. On the basis of the representations and warranties of the Borrower set forth herein, the Credit Agreement is hereby amended as follows:

        3.1. The definition of "Advance Value" in Section 1.1 is amended to read in its entirety as follows:

                    Advance Value. At the relevant time of reference thereto, the sum of (a) for each item of Eligible Real Estate included in the Mortgaged Property the product of (x) the Appraised Value thereof as most recently determined as provided under section 5.2, 5.3(a)(i), 5.3(a)(ii) or 10.6 (except that determinations pursuant to 5.3(a)(ii) shall be applicable to the determination of Advance
        Value solely for the purpose of 5.4 and 5.5) times (y) 60%, plus
        (b) the current value of cash and Eligible Short-term Investments, if any, at the time pledged to the Agent as Collateral pursuant to a Pledge Agreement, plus (c) the J.V. Advance Value then in effect (subject to the limitation provided below in the definition of such term), plus (d) the current value determined in a manner agreed to by the Majority Banks of Collateral accepted by the Majority Banks under clause (vi) of 5.1; provided that if and so long as any Security

        Document Event of Default shall have occurred and be continuing or if any event described in 12.1(m) shall have occurred with respect to any Security Document, then the Real Estate subject to such Security Document or in the case of a Pledge Agreement the cash, Eligible Short-term Investments or other property subject thereto shall not be included for the purpose of calculating the Advance Value. To the extent that any property referred to in the preceding sentence is encumbered by any lien or encumbrance permitted under 8.2(ii)(B), the amount of the Indebtedness secured by such lien or encumbrance shall be deducted from the value determined in accordance with the preceding sentence.

        3.2. The definition of "Banks" in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                    Banks. FNBB, Mellon Bank, N.A. and other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights of a Bank pursuant to 18.

        3.3. The definition of Business Day in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

              Business Day. Any day on which banking institutions in both Boston, Massachusetts and Philadelphia, Pennsylvania are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, which also is a Eurodollar Business Day.

        3.4. The definition of "Commitment" in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

              Commitment.  With respect to each Bank, the amount set forth on
        Schedule 1 hereto as the amount of such Bank's Commitment to make or maintain Loans and to participate in Letters of Credit to the Borrower, as the same may be reduced from time to time.

       3.5. Section 1.1 of the Credit Agreement is amended by adding thereto, in correct alphabetical order, a definition of the term "Joint Ventures", reading in its entirety as follows:

              Joint Ventures. Both of (i) real estate investment activities pursuant to that certain Brookwood Village Joint Venture Amended and Restated Joint Venture Agreement dated as of June 25, 1991 as amended by First Amendment to Brookwood Village Amended and Restated Joint Venture Agreement dated as of June 1, 1996, as from time to time in effect between Krupp Cash Plus-II Limited Partnership and its successors and assigns and BRI Texas Apartments Limited Partnership (the "Brookwood Village Joint Venture") and (ii) real estate investment activities pursuant to that certain Spring Valley Partnership Amended and Restated Partnership Agreement dated as of June 25, 1991, as from time to time in effect between the REIT and Krupp Cash Plus-V Limited Partnership ("KCP-V") and its successors and assigns as amended by Assignment and First Amendment to Spring Valley Partnership Amended and Restated Partnership Agreement dated as of May 1, 1995 by and among the REIT, KCP-V, and BRI OP and as amended by Assignment and Second Amendment to Spring Valley Partnership Amended and Restated Partnership Agreement dated as of May 3, 1996 by and among the REIT, KCP-V and BRI OP (the "Spring Valley Partnership").

        3.6. Section 1.1 of the Credit Agreement is amended by adding thereto, in correct alphabetical order, a definition of the term "J.V. Advance Value", reading in its entirety as follows:

              J.V. Advance Value. An amount equal to 40% of the value of the Joint Venture Collateral, as determined from time to time by the Banks; provided, however, that the borrowing base availability derived from the Joint Venture Collateral at no time shall exceed 37% of the entire Advance Value then in effect. The determination of the value of the Joint Venture Collateral shall be made on the basis of MAI appraisals pursuant to Section 5.2(a) of the Credit Agreement as amended.

        3.7. Section 1.1 of the Credit Agreement is amended by adding thereto, in correct alphabetical order, a definition of the term "Joint Venture Collateral", reading in its entirety as follows:

              Joint Venture Collateral. All right, title and interest to and in the Joint Ventures pledged to the Agent for the benefit of the Banks pursuant to the Joint Venture Pledge Agreement.

        3.8. Section 1.1 of the Credit Agreement is amended by adding thereto, in correct alphabetical order, a definition of the term "Joint Venture Pledge Agreement", reading in its entirety as follows:

              Joint Venture Pledge Agreement. The Pledge Agreement dated as of June 26, 1996, as from time to time in effect, among the Borrower, the REIT, BRI Texas Apartments Limited Partnership, BRI Texas Apartments-II, Inc. and the Agent.

        3.9. Section 1.1 of the Credit Agreement is amended by adding thereto, in correct alphabetical order, a definition of the term "Joint Venture Portion", reading in its entirety as follows:

              Joint Venture Portion. On any date an amount equal to (a) the sum of the total principal amount of Loans outstanding under the Credit Agreement plus the Letter of Credit Exposure, minus (b) the Advance Value of the Collateral excluding the J.V. Advance Value. To the extent such calculation yields a negative number, the amount of the Joint Venture Portion shall be deemed to be zero.

        3.10. Section 1.1 of the Credit Agreement is amended by adding thereto, in correct alphabetical order, a definition of the term "Letter of Credit Exposure", reading in its entirety as follows:

              Letter of Credit Exposure. On any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Agent has previously accepted under Letters of Credit but has not paid. Letter of Credit Exposure shall be allocated to each Bank in accordance with its Commitment Percentage.

        3.11. The definition of "Loan Documents" in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

              Loan Documents. This Agreement, the Notes, the Security Documents, the Letters of Credit, each Qualified Hedge Agreement and all amendments to the foregoing and other documents, instruments or agreements executed or delivered by or on behalf of the Borrower or any Nominee in connection with the Loans.

        3.12. The definition of "Majority Banks" in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

              Majority Banks.  Both FNBB and Mellon Bank, N.A.

        3.13. The definition of "Major Tenants" in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                    Major Tenants. (a) All tenants from time to time that occupy more than 30,000 square feet of Gross Rentable Area of any Mortgaged Property or any Real Estate owned by a Joint Venture or 15 percent (15%) or more of the Total Gross Rentable Area of the Building or parcel of Real Estate included in any Mortgaged Property or owned by a Joint Venture or generate 15 percent (15%) or more of the gross revenues of the Building or parcel of Real Estate included in any Mortgaged Property or owned by a Joint Venture, (b) each of Belk-Gallant Company, Kmart Corporation, The Kroger Co. and Wetterau Incorporated d/b/a IGA Food Store, whether or not included in (a) above, and (c) such additional tenants as the Majority Banks shall reasonably designate as material to the financial condition of any Mortgaged Property or any item of Joint Venture Collateral.

        3.14.  The definition of "Mortgaged Property Cash Flow" in Section
  1.1 of the Credit Agreement is amended to become a definition of "Mortgaged Property and Joint Venture Cash Flow", reading in its entirety as follows:

                    Mortgaged Property and Joint Venture Cash Flow.  (A)
        With respect to each item of Mortgaged Property for any fiscal period, an amount equal to the difference of (a) the Net Operating Income attributable to such item of Mortgaged Property minus (b) an amount equal to the greater of (i) all recurring capital expenditures capitalized in accordance with generally accepted accounting principles with respect to such item of Mortgaged Property incurred during such period and (ii) an allowance for capital expenditure requirements computed at the annual rate of $200 per unit for multifamily housing projects and $0.25 per rentable square foot for retail commercial projects, and (B) with respect to each Joint Venture for any fiscal period, an amount equal to the product of (i) the combined cash flow of the Real Estate owned by each Joint Venture (determined as provided in clause (A) above but subject to such additional reserves as the Banks may require) multiplied by (ii) the percentage interest of the Obligors in such Joint Venture.

        3.15. The definition of "NationsBank" in Section 1.1 of the Credit Agreement is deleted in its entirety and all references in the Loan Documents to NationsBank shall be deemed to refer to Mellon Bank, N.A.

        3.16. The definition of "Obligations" in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

              Obligations. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes or the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

        3.17.  The definition of "Pro Forma Debt Service Charges" in Section
  1.1 of the Credit Agreement is amended to read in its entirety as follows:

              Pro Forma Debt Service Charges. On any date an amount equal to the average annual debt service on an amount equal to the sum of (x) the principal amount of the Loans outstanding hereunder, excluding the Joint Venture Portion, if any, plus (y) if the Joint Venture

        Portion is greater than zero, an additional amount equal to 150% of the Joint Venture Portion, where it is assumed (a) that interest and principal will be payable in equal monthly installments over a period of 25 years and (b) that the rate of interest shall be a fixed rate of interest (calculated on the basis of a year of twelve 30-day months) equal to the greater of (i) the highest rate of interest then in effect with respect to the Loans and (ii) the sum of (A) the current yield on United States Treasury securities maturing on the date that is closest to the seventh anniversary of such date plus (B) two percent (2%).

        3.18. The definition of "Security Documents" in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

              Security Documents. The Security Deeds, the Assignments of Rents and Leases, the Assignments of Permits, Licenses and Agreements, the Subordination, Attornment and Non-Disturbance Agreements, the Joint Venture Pledge Agreement, each Pledge Agreement and the Swap Assignment, including, without limitation, UCC-1 financing statements executed and delivered in connection therewith.

        3.19. The heading "The Revolving Credit Facility" in Section 2 is hereby amended to read in its entirety as follows:

              2.  "The Revolving Credit Facility and Letter of Credit
  Facility"

        3.20. Section 2.1 of the Credit Agreement "Commitment to Lend" is amended to read in its entirety as follows:

                    2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by the Borrower to the Agent given in accordance with 2.6, such sums as are requested by the Borrower for the purposes set forth in 7.11 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus the portion of such Bank's Commitment allocated to Letter of Credit Exposure; provided, that, in all events no Default or Event of Default shall have occurred and be continuing and the Borrower's pro forma financial statements as required pursuant to 2.6(iii) shall demonstrate compliance with all covenants set forth therein; and provided, further, that the sum of outstanding principal amount of the Revolving Loans (after giving effect to all amounts requested) plus Letter of Credit Exposure shall not at any time exceed either
        (i) the Total Commitment or (ii) the Advance Value then in effect. The Revolving Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in 10 and 11, in the case of the initial Revolving Loan, and 11, in the case of all other Revolving Loans, have been satisfied on the date of such request.

        3.21. Section 2.2 of the Credit Agreement "Facility Fee" is amended to read in its entirety as follows:

               2.2. Facility Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee calculated at the rate of the Applicable Percentage per annum on the average daily amount by which the Total Commitment exceeds the sum of the outstanding principal amount of Revolving Loans plus the Letter of Credit Exposure during each calendar quarter or portion thereof commencing on the date hereof and ending on the Revolving Credit Maturity Date. For each such calendar quarter or portion thereof, the term "Applicable Percentage" shall mean (i) if the average daily amount by which the Total Commitment exceeded such sum during such period was greater than 50% of the average Total Commitment during such period, one-quarter of one percent (1/4%) and (ii) otherwise, one-eighth of one percent (1/8%). The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, with a final payment on the Revolving Credit Maturity Date or, as provided in 2.3, any earlier date on which the Commitments shall be reduced or shall terminate.

        3.22. Section 2.3 of the Credit Agreement is further amended by adding at the end of the first sentence thereof the following proviso:

        provided, that no such reduction may reduce the Total Commitment to an amount that is less than the sum of the principal amount of Revolving Loans outstanding plus the Letter of Credit Exposure in effect immediately after giving effect to such reduction.

        3.23. Section 2.6 of the Credit Agreement "Requests for Revolving Loans" is amended to read in its entirety as follows:

              2.6. Requests for Revolving Loans. The Borrower shall notify the Banks of a potential request for a Revolving Loan as soon as possible but not less than three Business Days prior to the Borrower's proposed Drawdown Date and shall give to the Banks written notice in the form of Exhibit D hereto (or telephonic notice confirmed in writing in the form of Exhibit D hereto) of each Revolving Loan requested hereunder (a "Loan Request") no less than three Business Days prior to the proposed Drawdown Date. Each such notice shall specify with respect to the requested Revolving Loan the proposed principal amount, Drawdown Date, Interest Period and Type. Each such notice shall also contain (i) a calculation showing that after giving effect to such advance the sum of the principal amount of Revolving Loans to be outstanding plus the Letter of Credit Exposure shall not exceed either the Total Commitment or the Advance Value then in effect, (ii) a certification by the chief financial or chief accounting officer of the REIT that the REIT and the Borrower are and will be in compliance with all covenants under the Loan Documents (except for any Security Document Event of Default specified in such certification) after giving effect to the making of such Revolving Loan, and (iii) a Compliance Certificate prepared on a pro forma basis using the financial statements of the Borrower most recently provided or required to be provided to the Banks under 6.4 or 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed advance. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each such notice shall be irrevocable and binding on the REIT and the Borrower and shall obligate the Borrower to accept the Revolving Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be (a) for a Base Rate Revolving Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) for a Eurodollar Rate Revolving Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than five Eurodollar Rate Revolving Loans outstanding at any one time.

        3.24. Section 2 of the Credit Agreement is further amended by adding thereto the following paragraphs:

              2.8. Issuance of Letters of Credit. Subject to all the terms and conditions of this Agreement and so long as no Default exists, on and after the effective date of Amendment No. 3 to this Agreement, the Agent on behalf of the Banks will issue for the account of the Borrower irrevocable standby letters of credit (the "Letters of Credit") provided, however, that no more than three Letters of Credit may be outstanding at any one time, that the Letter of Credit Exposure in effect at any time shall never exceed $4,000,000 and that at no time shall the sum of the Letter of Credit Exposure plus the aggregate outstanding principal amount of Revolving Loans exceed the lesser of the Total Commitment or the Advance Value.

              2.9 Requests for Letters of Credit. The Borrower may from time to time request a Letter of Credit to be issued by providing to the Agent a notice which is actually received no less than five Business Days prior to the requested closing date for such Letter of Credit specifying (a) the amount of the requested Letter of Credit,
        (b) the beneficiary thereof, (c) the requested closing date and (d) the principal terms of the text for such Letter of Credit. Each Letter of Credit will be issued by forwarding it to the Borrower or to such other Person as directed in writing by the Borrower. In connection with the issuance of any Letter of Credit, the Borrower shall furnish to the Agent a certificate in substantially the form of Exhibit D, the Compliance Certificate required by 11.5(b) and any customary application forms required by the Agent.

              2.10. Form and Expiration of Letters of Credit. Each Letter of Credit to be issued under this Section 2 and each draft accepted or paid under such Letters of Credit shall be issued, accepted or paid, as the case may be, by the Agent at its principal office. No Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the earlier of (a) the date twelve months after the date of issuance or (b) the Revolving Credit Maturity Date. Each Letter of Credit and each draft accepted under a Letter of Credit shall be in such form and minimum amount, and shall contain such terms, as the Agent and the Borrower may agree upon at the time such Letter of Credit is issued, including a requirement of not less than three Banking Days after presentation of a draft before payment must be made thereunder.

              2.11. Banks' Participation in Letters of Credit. Upon the issuance of each Letter of Credit, a participation therein, in an amount equal to each Bank's Commitment Percentage, shall automatically be deemed granted by the Agent to each Bank on the date of such issuance and each Bank shall automatically be obligated, to reimburse the Agent to the extent of its Commitment Percentage for all obligations incurred by the Agent to third parties in respect of such Letters of Credit not reimbursed by the Borrower. The Agent will send to each Bank on a monthly basis a confirmation regarding the participation in Letters of Credit outstanding during such month.

              2.12. Presentation. The Agent may accept or pay any draft presented to it, regardless of when drawn and whether or not negotiated, if such draft, the other required documents and any transmittal advice are presented to the Agent and dated on or before the expiration date of the Letter of Credit under which such draft is drawn. Except insofar as instructions actually received may be given by the Borrower in writing expressly to the contrary with regard to, and prior to, the Agent's issuance of any Letter of Credit for the account of the Borrower and such contrary instructions are reflected in such Letter of Credit, the Agent may honor as complying with the terms of the Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

              2.13. Payment of Drafts. At such time as the Agent makes any payment on a draft presented or accepted under a Letter of Credit, the Borrower will on demand pay to the Agent for the benefit of the Banks in immediately available funds the amount of such payment. Unless the Borrower shall otherwise pay to the Agent the amount required by the foregoing sentence, such amount shall be considered a Revolving Loan.

              2.14. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Agent (the "Uniform Customs and Practice"), shall be binding on the Borrower and the Agent except to the extent otherwise provided herein, in any Letter of Credit or in any other Loan Document. Anything in the Uniform Customs and Practice to the contrary notwithstanding:

                 (a) Neither the Borrower nor any beneficiary of any Letter of Credit shall be deemed an agent of the Agent.

                 (b) With respect to any Letter of Credit, neither the Agent nor its correspondents shall be responsible for or shall have any duty to ascertain:

                    (i)  the genuineness of any signature;

                    (ii) the validity, form, sufficiency, accuracy, genuineness or legal effect of any endorsements;

                    (iii) delay in giving, or failure to give, notice of arrival, notice of refusal of documents or of discrepancies in respect of which the Agent refuses the documents or any other notice, demand or protest;

                    (iv) the performance by any beneficiary under any Letter of Credit of such beneficiary's obligations to the Borrower;


                    (v)  inaccuracy in any notice received by the Agent;

                    (vi) the validity, form, sufficiency, accuracy, genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft, or the office held by or the authority of any Person signing any of the same; or

                    (vii) failure of any instrument to bear any reference or adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letters of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit.

                 (c) The occurrence of any of the events referred to in the Uniform Customs and Practice or in the preceding clauses of this Section 2.14 shall not affect or prevent the vesting of any of the Agent's rights or powers hereunder or the Borrower's obligation to make reimbursement of amounts paid under any Letter of Credit or any draft accepted thereunder so long as the Agent has acted without gross negligence or willful misconduct.

                 (d) The Borrower will promptly examine (i) each Letter of Credit (and any amendments thereof) sent to it by the Agent and
              (ii) all instruments and documents delivered to it from time to time by the Agent. The Borrower will notify the Agent of any claim of noncompliance by notice actually received within three Business Days after receipt of any of the foregoing documents, the Borrower being conclusively deemed to have waived any such claim against the Agent and its correspondents unless such notice is given. The Agent shall have no obligation or responsibility to send any such Letter of Credit or any such instrument or document to the Borrower.

                 (e) In the event of any conflict between the provisions of this Agreement and the Uniform Customs and Practice, the provisions of this Agreement shall govern.

              2.15. Subrogation. Upon any payment by the Agent under any Letter of Credit and until the reimbursement of the Agent by the Borrower with respect to such payment, the Agent shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Borrower, all for the benefit of the Banks. The Borrower will take such action as the Agent may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Agent may reasonably request, to assure and confirm to the Agent such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

              2.16. Modification, Consent, etc. If the Borrower requests or consents in writing to any modification or extension of any Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the Agent consents thereto, the Agent shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Borrower with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by the Agent pursuant to any such request, consent or waiver.

              2.17. Letter of Credit Fees.   The Borrower will pay to the
        Agent customary service charges and expenses for its services in connection with the Letters of Credit at the times and in the amounts from time to time in effect in accordance with its general rate structure, including fees and expenses relating to issuance, amendment, negotiation, cancellation and similar operations. The Borrower will also pay to the Agent for the benefit of the Banks a fee equal to 175 basis points per annum payable quarterly in arrears on the Letter of Credit Exposure, which fee shall be allocated among the Banks in accordance with their Commitment Percentage.

        3.25. Section 2.5 of the Credit Agreement is amended by adding thereto the following new subparagraph (e) reading as follows:

              (e) To the extent that the Joint Venture Portion on any date or for any period shall exceed zero, the rate of interest on such date or during such period on each Eurodollar Rate Loan attributable to the Joint Venture Portion shall be 200 basis points over the Eurodollar Rate and the rate of interest on each Base Rate Revolving Loan attributable to the Joint Venture Portion shall be 25 basis points over the Base Rate. For the purpose of this subparagraph (e), the Joint Venture Portion will be attributed first to any Eurodollar Rate Loans then outstanding in the order in which they were advanced, and then to the Base Rate Revolving Loans.

        3.26. Section 3.2 of the Credit Agreement is amended to read in its entirety as follows:

               3.2. Mandatory Prepayments. The Borrower promises to pay principal of the Loans prior to stated maturity, as follows:

              (a) If at any time the sum of the aggregate outstanding principal amount of the Revolving Loans plus the Letter of Credit Exposure exceeds either the Total Commitment or the Advance Value then in effect, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Revolving Loans.

              (b) Upon any sale or refinancing by Non-recourse Indebtedness of any Mortgaged Property as permitted hereunder, the Borrower shall immediately pay to the Agent for the respective accounts of the Banks for application to the Revolving Loans the amount required to bring the Loans into compliance with all covenants under the Loan Documents, unless substitute Collateral shall have been provided to the Agent in a form and amount satisfactory to the Majority Banks as provided in 5.3.

        3.27. Section 4.1(a) of the Credit Agreement is amended by adding at the end thereof a new sentence reading in its entirety as follows:

        The Agent shall notify the Banks promptly following its receipt of such Conversion Request.

        3.28. Section 4.5(a) of the Credit Agreement is amended to read in its entirety as follows:

                 (a) All payments of principal, interest, Letter of Credit reimbursement payments, facility fees, Agent's fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, in each case in immediately available funds. The Agent is hereby authorized to charge the account of the Borrower with FNBB, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans, Letter of Credit reimbursement payments, and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

        3.29. Section 4.11 of the Credit Agreement is amended to read in its entirety as follows:

               4.11. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank and such Bank reasonably determines that the amount of capital so required or expected to be maintained is increased by or based upon the existence of Loans or Letters of Credit made or deemed to be made or committed to be made under this Agreement, then such Bank may notify the Borrower of such fact, and the Borrower shall pay to such Bank or the Agent from time to time on demand, as an additional fee payable hereunder, such amount as such Bank shall determine in good faith and certify in a notice to the Borrower in reasonable detail to be an amount that will adequately compensate such Bank in light of these circumstances for its increased costs of maintaining such capital. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

        3.30. Section 4.13 of the Credit Agreement is amended to read in its entirety as follows:

              4.13. Interest on Overdue Amounts; Late Charge. Overdue principal, Letter of Credit reimbursement payments and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four and three-quarters percent (4 3/4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a Late Charge equal to three percent (3%) of any amount of interest, Letter of Credit reimbursement payments and/or principal payable on the Loans which is not paid within ten days of the date when due.

        3.31. Section 5.1 of the Credit Agreement is amended in its entirety to read as follows:

                 5.1. Collateral. The Obligations shall be secured by (i) a perfected first priority lien or security title to be held by the Agent for the benefit of the Banks (subject only to Permitted Liens) in the Mortgaged Property of the Borrower, pursuant to the terms of the Security Deeds and in the Joint Venture Collateral, pursuant to the Joint Venture Pledge Agreement, (ii) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in the Leases pursuant to the Assignments of Rents and Leases,
        (iii) a first lien collateral assignment of all licenses, permits, contracts and agreements for the Mortgaged Properties, to be held by the Agent for the benefit of the Banks pursuant to the Assignments of Permits, Licenses and Agreements, (iv) a perfected first priority lien to be held by the Agent for the benefit of the Banks in cash and Eligible Short-term Investments of the Borrower from time to time pledged to the Agent pursuant to one or more Pledge Agreements, (v) perfected first priority liens in the rights of the Borrower under interest rate protection arrangements provided under 8.10 and
        10.6 and (vi) such additional collateral, if any, as the Agent for the benefit of the Banks from time to time may accept as security for the Obligations with the consent of the Majority Banks, which consent may be given or withheld in the good faith judgment of the Majority Banks. The Agent and the Majority Banks shall be entitled to charge modification fees, in amounts satisfactory to the Agent and the Majority Banks to be agreed between the Borrower, the Agent and the Majority Banks, in connection with the taking or releasing of any Collateral pursuant to this 5.1 or any other provision of the Loan Documents.

        3.32. Section 5.2 of the Credit Agreement is amended in its entirety to read as follows:

              5.2.  MAI Appraisals.

                 (a) The Agent shall require biennial MAI Appraisals of each of the Mortgaged Properties and the Joint Venture Collateral, which will be ordered, reviewed and approved by the appraisal departments of the Majority Banks, in order to determine the current Appraised Value of the Mortgaged Property and the Joint Venture Collateral, and the Borrower shall pay to the Agent on demand all reasonable costs of all such MAI Appraisals; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing and regulatory requirements or internal policies of any Bank generally applicable to real estate loans of the category made under this Agreement shall not require more frequent MAI Appraisals, the Borrower shall not be required to pay for an MAI Appraisal of either any particular item of Mortgaged Property or any particular item of Joint Venture Collateral more often than once in any 24-month period. The MAI Appraisals of the Joint Venture Collateral shall be made on the basis of MAI appraisals of the underlying Real Estate owned by the Joint Ventures. Such MAI appraisals shall be adjusted as the Banks shall determine. Each of the Banks represents that as of the date of this Amendment No. 3 its internal policies, as applied to the credit advanced under this Agreement and the Collateral provided therefor, do not require MAI Appraisals either of the Mortgaged Properties or the Joint Venture Collateral more frequently than every 24 months.

                 (b) Notwithstanding the provisions of 5.2(a), in the event that any Major Tenant shall take any action described in 12.1(i) or become the subject of any event described in 12.1(j) or 12.1(k) (reading 12.1(i), (j), and (k) as referring to such Major Tenant in place of the Borrower), then at the request of any Bank an MAI Appraisal of each item of Mortgaged Property and Joint Venture Collateral in which such Major Tenant is a tenant shall be commissioned by the Agent at the expense of the Borrower. If so requested by the Borrower, the Agent also shall commission MAI Appraisals of any or all of the remaining items of Mortgaged Property and Joint Venture Collateral, in each case at the expense of the Borrower.

        3.33. Section 5.3 of the Credit Agreement is amended in its entirety to read as follows:

              5.3.  Majority Bank Appraisals.

                 (a) Notwithstanding the provisions of 5.2, the Majority Banks may perform Majority Bank Appraisals or internal studies updating and revising prior Appraisals (i) annually with respect to the Mortgaged Property and the Joint Venture Collateral or such portion thereof as the Majority Banks shall determine, for the purpose of determining the current Appraised Value of the Mortgaged Property and the Joint Venture Collateral, and (ii) at the option of the Majority Banks more frequently than annually in connection with any request for a release of Collateral under 5.4 or 5.5. Majority Bank Appraisals or updates performed under clause (ii) of the preceding sentence shall be for the purpose of determining whether the proposed release satisfies the conditions set forth in 5.4 or 5.5, as the case may be, and shall be limited to those Mortgaged Properties and the Joint Venture Collateral with respect to which there shall have occurred or arisen since the most recent prior Appraisal any event or condition which, in the reasonable judgment of the Majority Banks, constitutes a material adverse change with respect to such Mortgaged Property and such Joint Venture Collateral or presents a reasonable likelihood that such a change shall occur in the future. The expense of Majority Bank Appraisals and updates performed pursuant to clause (i) and clause (ii) of this 5.3(a) shall be borne by the Borrower as provided in 15.

                 (b) In the event that the Agent shall advise the Borrower, on the basis of any Majority Bank Appraisal or update pursuant to 5.3(a)(ii), that a proposed release of Collateral under 5.4 or 5.5 does not satisfy the conditions set forth in 5.4 or 5.5, as the case may be, then the Agent shall not be required to permit such release.

                 (c) The provisions of 5.3(b) are subject, however, to the right of the Borrower to contest such Majority Bank Appraisals or updates, as provided in this 5.3(c). In the event that the Borrower shall have been advised that such Majority Bank Appraisals or updates shall have reduced the Advance Value, then (i) at the request of the Borrower the Majority Banks shall identify those items of the Mortgaged Property and the Joint Venture Collateral for which the Appraised Value shall have been reduced from the prior Appraisals, and (ii) if it disagrees with such conclusion, the Borrower may, within ten days after receipt of such advice, by notice in writing specifying the basis for such disagreement request that the Majority Bank Appraisals or updates or any of them be reviewed. In this event at the Borrower's expense the Majority Bank Appraisals or updates or such of them as the Borrower may specify shall be submitted to the independent appraisers who prepared the MAI Appraisals most recently completed with respect to the Mortgaged Property and the Joint Venture Collateral subject to such Majority Bank Appraisals or updates or, if any such appraiser is not available to respond to such submission on a timely basis, to another firm of MAI appraisers selected by the Majority Banks. In the event that any such independent appraiser shall advise the Majority Banks within 30 days following such submission that a Majority Bank Appraisal or update submitted to such independent appraiser is unreasonable in any of its assumptions or methodology, then such Majority Bank Appraisal or update shall be adjusted by the Majority Banks to change such assumptions or methodology, as the case may be, to those which the independent appraiser considers reasonable and the Advance Value shall be adjusted accordingly. In the event that an independent appraiser does not give such notice within such period with respect to a Mortgaged Property or an item of Joint Venture Collateral, then the applicable Majority Bank Appraisal or update shall remain in effect.

              (d) At the written request of the Borrower at any time (but not more often than once in any period of six consecutive calendar months) the Agent shall advise the Borrower of the current Appraised Value of each of the Mortgaged Properties and each item of Joint Venture Collateral.

        3.34. Section 5.4 of the Credit Agreement is amended in its entirety to read as follows:

                 5.4. Release of Real Estate Collateral. So long as no Default or Event of Default has occurred and is continuing (or would exist immediately after giving effect to the transactions contemplated by this 5.4), then promptly following receipt by the Agent of the Borrower's written request for a release of any of the Mortgaged Property or any of the Joint Venture Collateral accompanied by a Compliance Certificate prepared on a pro forma basis using the financial statements of the Borrower most recently provided or required to be provided under 6.4 or 7.4 adjusted in the best good-faith estimate of the Borrower to give effect to such release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release, the Agent shall release the lien securing the Obligations on the Joint Venture Collateral or any Eligible Real Estate included in the Mortgaged Property that, in either case, is sold or made subject to Non-recourse Indebtedness by the Borrower, but only if and to the extent that such lien is no longer required hereunder because of (i) a reduction at the request of the Borrower of the Total Commitment,
        (ii) the delivery by the Borrower to the Agent of replacement Mortgaged Property, cash, Eligible Short-term Investments or other Collateral referred to in clause (vi) of 5.1 or (iii) the Advance Value of the Collateral remaining after giving effect to such release equals or exceeds the Total Commitment. The Agent shall give each of the Banks prior notice of any release of Collateral under this 5.4. Any release by the Agent hereunder shall be without recourse or warranty of any kind.

        3.35. Section 5 of the Credit Agreement is amended by adding thereto a new 5.7 reading in its entirety as follows:

              5.7. Additional Collateral. The Obligations shall also be secured by a perfected first priority lien to be held by the Agent for the benefit of the Banks pursuant to a pledge of all right, title and interest of the Obligors to and in (but none of their respective obligations with respect to) the Joint Venture Collateral.

        3.36. Section 6.22(d) of the Credit Agreement is amended by adding at the end thereof a new sentence reading in its entirety as follows:

              An asbestos operation and maintenance program must be instituted and maintained for all asbestos-containing materials located in such Mortgaged Property to the extent required by applicable law or by the Environmental Engineer.

        3.37. Section 6.22(e) of the Credit Agreement is amended by adding at the end thereof a new sentence reading in its entirety as follows:

              Such Mortgaged Property is not in violation of the federal Americans with Disabilities Act, and the Borrower or its Nominee has made reasonable efforts to comply with such Act with respect to such Mortgaged Property.

        3.38. Section 7.1 of the Credit Agreement is amended to read in its entirety as follows:

              7.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, Letter of Credit reimbursement payments and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

        3.39. Section 7.4(g) of the Credit Agreement is amended by adding in the fourth line immediately after the reference to "9" the words "and evidencing the nonexistence of an Event of Default under 12.1(r)".

        3.40.  Section 7 of the Credit Agreement is amended by adding a new
  Section 7.16 to read in its entirety as follows:

              7.16. Title to Assets of Joint Ventures. The Borrower shall provide on or before September 30, 1996 evidence satisfactory to the Majority Banks that the underlying assets of the Joint Ventures are not subject to any liens or encumbrances except for liens and encumbrances expressly permitted by the Joint Venture Pledge Agreement. The Borrower shall also provide a status report to the

        Majority Banks on or before each of July 15, August 15 and September 15, 1996 describing its progress in arranging for the discharge and release of matters described in Schedule 12.1(s) and other title matters relating to the underlying assets of the Joint Ventures reasonably objected to in writing by the Majority Banks. With respect to any title matters raised by the Majority Banks, the Majority Banks agree to reasonably consider any title clearing arrangement (including bonding off of any lien) proposed by the Borrower. Notwithstanding anything to the contrary in this Agreement, failure by the Borrower to comply with the requirements of this 7.16 shall cause the borrowing base availability derived from the Joint Venture Collateral to be zero (0).

        3.41. Section 8.1(m) of the Credit Agreement is amended to read in its entirety as follows:

              (m) only at such times as the Joint Venture Collateral is not included in the Collateral, other Indebtedness for borrowed money which does not exceed in aggregate principal amount outstanding at any time the sum of $25,000,000; provided, that no Indebtedness permitted under this subsection (m) which is secured by a single parcel of Real Estate shall exceed in principal amount outstanding at any time the sum of $15,000,000.

        3.42. Section 9.5 of the Credit Agreement is amended to read in its entirety as follows:

              9.5   Mortgaged Property and Joint Venture Cash Flow.  The
        REIT and the Borrower will not permit (a) the combined Mortgage Property and Joint Venture Cash Flow on all items of Mortgaged Property and, if the Joint Venture Portion exceeds zero, all items of Joint Venture Collateral included in the Collateral on the last day of any fiscal quarter, computed for the period of four consecutive fiscal quarters (treated as a single accounting period) ending on such day, to be less than (b) 1.35 times the Pro Forma Debt Service Charges as of such last day; provided, that if and so long as any Security Document Event of Default shall have occurred and be continuing or any event described in 12.1(m) shall have occurred with respect to any Security Document, the Mortgaged Property and Joint Venture Cash Flow of the item of Mortgaged Property or Joint Venture Collateral, as the case may be, subject to such Security Document shall not be included in clause (a) above for the purpose of determining compliance with this 9.5; and provided, further, that in the case of any item of Mortgaged Property or Joint Venture Collateral, as the case may be, owned less than one year by the Borrower, Mortgaged Property and Joint Venture Cash Flow shall be measured after one fiscal quarter of ownership by multiplying the Mortgaged Property and Joint Venture Cash Flow for that quarter times four, after two fiscal quarters of ownership by multiplying the Mortgaged Property and Joint Venture Cash Flow for the first and second quarters times two, after three fiscal quarters of ownership by multiplying the Mortgaged Property and Joint Venture Cash Flow for the first three quarters times one and one-third and after four fiscal quarters of ownership and thereafter as provided above.

        3.43. The introductory paragraph to section 11 of the Credit Agreement is amended in its entirety to read as follows:

              The obligations of the Banks to make any Loan or to issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

        3.44. Section 11.2 of the Credit Agreement is amended in its entirety to read as follows:

              11.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to issue any Letter of Credit.

        3.45. Section 11.5 of the Credit Agreement is amended to read in its entirety as follows:

              11.5. Borrowing Documents. In the case of any request for a Revolving Loan or Letter of Credit, each of the Banks shall have received each of the following:

              (a) the request for a Revolving Loan required by 2.6 or, as the case may be, a request for a Letter of Credit required by 2.9, in the form of Exhibit D hereto, fully completed; and

              (b)   the pro forma Compliance Certificate required by clause
        (iii) of 2.6 or by 2.9, as the case may be, prepared in a manner reasonably acceptable to the Agent.

        3.46. Section 11.7 of the Credit Agreement is amended to read in its entirety as follows:

              11.7. Future Advances Tax Payment. As a condition precedent to any Bank's obligations to make any Loans or incur Letter of Credit Exposure in excess of an aggregate amount of $50,000,000 (calculated as the sum of all Loans and Letters of Credit advanced hereunder without deduction for any repayments of such Loans or Letters of Credit and regardless of whether such Loans are outstanding at the time of reference hereto), the REIT and the Borrower will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable to the State of Georgia or the State of Florida or any county or municipality thereof and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with the payment of such tax, in order to insure that the Security Deeds on Mortgaged Property located in Georgia or Florida, as the case may be, secure the Borrower's obligation with respect to the Loans or Letters of Credit then being requested by the Borrower. The provisions of this 11.7 shall be without limitation of the obligations of the REIT and the Borrower under other provisions of the Loan Documents, including without limitation 15 hereof.

        3.47. Paragraph (a) of Section 12.1 of the Credit Agreement is amended to read in its entirety as follows:

              (a) the Borrower shall fail to pay any principal of the Loans or reimbursement of payments under Letters of Credit when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

        3.48. Section 12.1 of the Credit Agreement is further amended to add new paragraphs (r) and (s) immediately after existing paragraph (q) to read in their entirety as follows:

              (r) the borrowing base availability derived from the Joint Venture Collateral shall exceed 37% of the aggregate Advance Value;

              (s) the Borrower shall fail to provide on or before September

        30, 1996 evidence satisfactory to the Banks of the discharge, release and termination of the liens and encumbrances listed in Schedule 12.1(s) attached hereto.

        3.49. A portion of Section 12.1 following new paragraph (s) is amended to read as follows:

        then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the REIT and the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable and require the Borrower immediately to deposit with the Agent in cash an amount equal to the then Letter of Credit Exposure (which cash shall be held and applied to reimbursement of Letter of Credit payments, in each case) without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in 12(i), 12(j) or 12(k), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent.

        3.50. Section 12.2 of the Credit Agreement is amended to read in its entirety as follows:

              12.2 Termination of Commitments. If any one or more Events of Default specified in 12(i), 12(j) or 12(k) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrower. If any other Event of Default shall have occurred and be continuing, any Bank may by notice to the REIT and the Borrower terminate its obligations to make Loans or issue Letters of Credit to the Borrower. No termination under this
        12.2 shall relieve the REIT or the Borrower of any of the Obligations or any of its existing obligations to such Bank arising under other agreements or instruments.

        3.51. Section 14.5 of the Credit Agreement is amended by amending the first sentence thereof to read in its entirety as follows:

        A payment in immediately available funds by the REIT or the Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank.

        3.52. Section 14.9 of the Credit Agreement is amended by amending the fourth sentence thereof to read in its entirety as follows:

        If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the Banks other than the Agent may appoint a successor Agent, which shall be a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Ratings Group and which has total assets in excess of $10 billion.

        3.53. Section 18.1 of the Credit Agreement is amended to read in its entirety as follows:

              18.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it and its share of Letter of Credit Exposure); provided that (a) each of the Agent, the Majority Banks, the REIT and the Borrower shall have given its prior written consent to such assignment, which shall not unreasonably be withheld,
        (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) each assignment shall be in an amount that is a whole multiple of $1,000,000, (d) each Bank which is a Bank on the date hereof shall retain, free of any such assignment, an amount of its Commitment of not less than $15,000,000 and shall not make assignments to more than one institution unaffiliated with such Bank and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in 18.3, be released from its obligations under this Agreement.

        3.54. Section 18.1A. of the Credit Agreement is amended to read in its entirety as follows:

              18.1A.   Assignment Among Banks.  Notwithstanding the
        provisions of 18.1, in the event that the debt obligations of any Bank shall be rated less than "Ba2" by Moody's Investors Service, Inc. or less than "BB" by Standard & Poor's Ratings Group, each other Bank party hereto or any two or more of them acting together shall be entitled on ten Business Days' prior written notice to the Agent, the REIT, the Borrower and such Bank to purchase the interest of such Bank hereunder, in whole and not in part, at a purchase price equal to the outstanding principal amount of such Bank's Commitment Percentage in the Loans advanced hereunder and its share of Letter of Credit Exposure plus accrued and unpaid interest thereon to the purchase date, together with any fees or other amounts that may be owing to such Bank hereunder, including without limitation additional interest with respect to such Bank's Commitment Percentage in any Eurodollar Rate Loan calculated as provided in 4.9. Such transfer shall be effected by the execution and delivery of an Assignment and Acceptance.

        3.55. Amendment of Schedule 1. The Credit Agreement is amended by amending Schedule 1 thereto to read in its entirety in the form of Schedule 1 attached to this Amendment.

        3.56. Amendment of Schedule 2. The Credit Agreement is amended by amending Schedule 2 thereto to read in its entirety in the form of Schedule 2 attached to this Amendment.

        3.57. Amendment of Schedule 6.22. The Credit Agreement is amended by amending Schedule 6.22 thereto to read in its entirety in the form of
  Schedule 6.22 attached to this Amendment.

        3.58. Amendment of Exhibit D. The Credit Agreement is amended by amending Exhibit D thereto to read in its entirety in the form of Exhibit D attached to this Amendment.

        3.59. Amendment of Exhibit E. The Credit Agreement is amended by amending Exhibit E thereto to read in its entirety in the form of Exhibit E attached to this Amendment.

        3.60. Addition of New Schedule 12.1(s). The Credit Agreement is amended by adding a new Schedule 12.1(s) to read in its entirety in the form of Schedule 12.1(s) attached to this Amendment.

  4. Conditions to Effectiveness of Amendment. Acceptance of the foregoing amendments by the Agent on behalf of the Banks shall be subject, without limitation, to the following conditions:

        (a) All Real Estate owned by the Joint Ventures shall constitute Eligible Real Estate, excluding compliance with subsection (a) of the definition of "Eligible Real Estate" and compliance with the requirements set forth in subsections (a), (b), (c), (d),
              (e), (f), (g), (h), (i), (l), (n), (p), (r) of the definition of "Eligible Real Estate Qualification Documents," provided that the Majority Banks also shall receive satisfactory evidence of title to such Real Estate.

        (b) The Borrower shall have provided evidence that the underlying assets of the Joint Ventures are not and will not be subject to any liens or encumbrances except for liens and encumbrances expressly permitted by the Joint Venture Pledge Agreement.

        (c) The legal documentation of each Joint Venture shall be satisfactory to the Banks and their counsel.

        (d) The Agent shall have received a first prior perfected lien in the Joint Venture Collateral in the form of a Joint Venture Pledge Agreement attached hereto as Exhibit A, supported by such legal documentation and opinions of legal counsel as shall be satisfactory to the Banks and their counsel.

        (e) The Joint Venture partners shall have consented to the pledges by the Borrower of the Joint Venture Collateral. Such consents will allow: (i) the assignment to the Agent for the benefit of the Banks of the Joint Venture Collateral, (ii) the transfer of full legal title in the Joint Venture Collateral to the Agent for the benefit of the Banks upon election by the Agent after the occurrence of an Event of Default, (iii) the Agent to transfer the Joint Venture Collateral to a third party (subject only to a right of first refusal on the part of the other joint venturer) and (iv) the substitution of new management for the Joint Ventures upon the occurrence of an Event of Default, provided the new management is experienced, of good reputation and comparable to the existing manager in terms of scope of service and cost. The Banks shall receive a favorable legal opinion of outside counsel as to the effectiveness of such consents and the availability of remedies.

        (f) The Indigo multifamily housing project shall have been removed from the Collateral securing the Credit Agreement.

        (g) New Revolving Credit Notes shall have been issued by the Borrower to Mellon Bank, N.A. in the principal amount of $25,000,000 and to FNBB in the principal amount of $25,000,000; and the Agent shall promptly return to the Borrower for cancellation the Revolving Credit Notes initially delivered.

        (h) Each of the Banks shall have received the opinion of Scott L. Spelfogel, General Counsel to the Borrower, with respect to this Amendment, the Joint Venture Pledge Agreement and other documents required to be delivered in connection with this Amendment, including without limitation, the consents referred to in subparagraph (e) of this Section 4.

        (i) Each of the Banks shall have received a Compliance Certificate dated as of the date hereof demonstrating compliance with each of the covenants calculated therein as of March 31, 1996.

        (j) All proceedings in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Majority Banks and the Agent's Special Counsel, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other Certificates, opinions or documents as the Majority Banks and the Agent's Special Counsel may reasonably require.

        (k) Each of the Banks shall have received from the REIT and the Borrower a copy, certified as of a date in 1995 or 1996 by the appropriate officer of each State in which the REIT, the Borrower or any Subsidiary or Nominee is organized and certified by a duly authorized officer of the REIT to be true and complete, of each amendment to the certificate of incorporation of the REIT or the certificate of limited partnership of the Borrower and of each organizational document (or amendment thereto) of each Subsidiary and Nominee.

        (l) All action on the part of the REIT, the Borrower and each Subsidiary and Nominee necessary for the valid execution, delivery and performance by each of the REIT, the Borrower and such Subsidiary and Nominee of this Amendment No. 3 and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to each of the Banks. Each of the Banks shall have received from each of the REIT, the Borrower and each applicable Subsidiary and Nominee true copies of its by-laws and the resolutions adopted by its shareholders and board of directors, partners, beneficiaries and trustees, as the case may be, authorizing the transactions described herein, each certified by its clerk, secretary, trustee or authorized partner as of a recent date to be true and complete.

        (m) Each of the Banks shall have received from the REIT, the Borrower and each applicable Subsidiary and Nominee an incumbency certificate, dated as of the effective date of this Amendment No. 3, signed by a duly authorized officer of the REIT or officer, trustee or partner of each applicable Subsidiary and Nominee and giving the name and bearing a specimen signature of each individual who shall be authorized:
              (a) to sign, in the name and on behalf of the REIT, the Borrower and each such Subsidiary and Nominee, each of the Loan Documents to which the REIT, the Borrower or such Subsidiary or Nominee is or is to become a party; (b) to make Loan and Conversion Requests; and (c) to give notices and to take other action on behalf of the REIT or the Borrower under the Loan Documents.

  5. Modification Fees. Upon the execution of this Amendment No. 3, the Borrower agrees to pay the Banks a fee, in accordance with their respective Commitment Percentage, in the amount of one-half of one percent (1/2%) of the Advance Value of the Joint Venture Collateral.

  6. Representations and Warranties. In order to induce you to enter into this Amendment, the Borrower hereby represents and warrants that each of the representations and warranties contained in 6 of the Credit Agreement is true and correct on the date hereof, after giving effect to the amendments effected hereby.

  7. Miscellaneous. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, shall be a Loan Document, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Obligation.

        If the foregoing corresponds with your understanding of our agreement, please sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the undersigned. This letter shall become a binding agreement among each of you and the Borrower when both the Borrower and you shall have one or more copies hereof executed by the Borrower, each of you and each of the Guarantors listed below.

                                BRI OP LIMITED PARTNERSHIP

                                By Berkshire Realty Company, Inc.,
                                   its General Partner


                                By:______________________________
                                     Name:
                                     Title:

  The foregoing Amendment is
  hereby agreed to.


  THE FIRST NATIONAL BANK OF BOSTON,
    for Itself and as Agent



  By:____________________________
       Name:
       Title:


  MELLON BANK, N.A.



  By:____________________________
       Name:
       Title:



  The foregoing Amendment is
  hereby consented to.

  BERKSHIRE REALTY COMPANY, INC.


  By:____________________________
       Name:
       Title:

  BRI TEXAS APARTMENTS LIMITED
     PARTNERSHIP

  By BRI Texas Apartments-II, Inc., its
     General Partner


  By:____________________________
       Name:
       Title:

  BRI RIVER OAKS LIMITED PARTNERSHIP

  By BRI River Oaks-II, Inc., its General
     Partner


  By:____________________________
       Name:
       Title:

  BRI SOUTHWEST APARTMENTS LIMITED
     PARTNERSHIP

  By BRI Southwest Apartments-II, Inc.,
     its General Partner


  By:____________________________
       Name:
       Title:

  BRI GREENTREE CORPORATION


  By:____________________________
       Name:
       Title:

  BRI TEXAS APARTMENTS-II, INC.


  By:____________________________
       Name:
       Title:

  BRI RIVER OAKS-II, INC.


  By:____________________________
       Name:
       Title:

  BRI SOUTHWEST APARTMENTS-II, INC.

  By:____________________________
       Name:
       Title:


                                                                    SCHEDULE 1


                              BANKS AND COMMITMENTS



        Name and
        Address                             Commitment        Commitment
                                                              Percentage

  The First National Bank of
  Boston
  100 Federal Street
  Boston, Massachusetts  02110

  Attn:  Real Estate Division

  Fax:  (617) 434-7108                    $25,000,000         50%








  Eurodollar Lending Office:

      Same as above

  Mellon Bank, N.A.
  1735 Market Street
  Philadelphia, Pennsylvania
  19103
  Attn:  Real Estate Finance

  Attn:  Real Estate Loan
            Administration

  Fax: (215) 553-3742                     $25,000,000










      50%

                                      Eurodollar Lending
                                      Office:

                                      Attn:same as above

      ___________
      $50,000,000




























































  AMEND1D.WPD

      ____
      100%

                                                                    SCHEDULE 2

                              ELIGIBLE REAL ESTATE

  Name of Facility              Location                   Type

  Banks Crossing              Fayetteville, GA          Shopping Center

  Crossroads South            Jonesboro, GA             Shopping Center

  Greentree Square            Marlton, NJ               Shopping Center

  Stoneledge
     Plantation               Greenville, SC            Multifamily Housing



       Schedule 6.22
     SERVICE CONTRACTS


  Greentree Square:

  Fire Alarm System
  National Guardian
  Fire Alarm
  1816 West Point Pike
  P.O. Box 26
  West Point, PA
  19486-0026

  Landscaping
  Exterior Maintenance
  (1995 season)
  P.O. Box 5843
  Deptford, NJ  08096

  Parking Lot Sweeping
  Advanced Lot
  Maintenance

  Rubbish Removal
  Five County Carting

  Security
  General Security
  Systems

  Snow Removal
  Mecouch Bros.


  Banks Crossing
  Shopping Center:

  Window
  Washing/Rubbish
  Removal
  S.K. Scogin                 Irrigation/Sprinkler
                              s
                              Sweetwater
                              Irrigation
                              P.O. Box 1421
                              Norcross, GA  30091

                              Asphalt
                              Aaron Asphalt
                              4455-A Business Park
                              Court
                              Lilburn, GA  30147

                              Asphalt (repairs)
                              Classic Paint &
                              Construction

                              Concrete
                              Jimmy Kight

                              Fire Alarm/Sprinkler
                              Systems
                              Cobb Fire & Safety
                              3300 Cobb Parkway,
                              330-17
                              Acworth, GA  30101

                              Signs
                              Maltese Signs
                              5785 Peachtree
                              Industrial Boulevard
                              Atlanta, GA  30341

                              Towing










  AMEND1D.WPD

  110 Paces Court
  Fayetteville, GA
  30214

  Sweeping
  Sparkling Clean
  Parking Lot
  Maintenance
  P.O. Box 41
  Jonesboro, GA  30237-
  0041

  Landscaping
  Ivey Landscaping
  500 Merroway Court
  Alpharetta, GA  30202

  Exterminating
  Lanier Exterminating
  P.O. Box 127
  Cumming, GA  30130

  Termite Bond
  Arrow Exterminating
  Fayetteville, GA

  HVAC
  Diversified
  Mechanical
  1755 Red Rose Lane
  Loganville, GA  30149

  Pressure Washing
  J & M Truck Kleen

  Plumbing
  Blanton Plumbing
  1788 Rock Ridge Dr.
  Conyers, GA  30207

  Locksmith
  A H & H Locksmith
  951 Pointe South
  Parkway
  Jonesboro, GA

  Roof Repair
  West Ga. Roofing
  P.O. Box 767
  Carrollton, GA  30339

  Parking Lot Lights
  Special Service Co.
  133 Crestwood Road
  Tyrone, GA  30290

  Electrical
  Special Service Co.
  133 Crestwood Road
  Tyrone, GA  30290

  Tara Wrecker, Inc.
  8754 Roberts Road
  Jonesboro, GA  30236

  Glass
  The Glass Doctor
  Jonesboro, GA

  Crossroads South
  Shopping Center:

  Window
  Washing/Rubbish
  Removal
  S.K. Scogin
  110 Paces Court
  Fayetteville, GA
  30214


  Sweeping
  Sparkling Clean
  Parking Lot
  Maintenance
  P.O. Box 41
  Jonesboro, GA  30237

  Landscaping
  Ivey Landscaping
  500 Merroway Court
  Alpharetta, GA  30202

  Exterminating
  Lanier Exterminating
  P.O. Box 127
  Cumming, GA  30130

  Termite Bond
  Arrow Exterminating
  Fayetteville, GA

  HVAC
  Diversified
  Mechanical
  1755 Red Rose Lane
  Loganville, GA  30249

  Rubbish Removal
  BFI Waste Systems
  P.O. Box 93097
  Atlanta, GA  30377

  Pressure Washing
  J & M Truck Kleen

  Security
  Roc s Protective
  Service

  Roof Repair
  West Ga. Roofing

                                     6.22-276.22-27

  P.O. Box 767
  Carrollton, GA  30117

  Plumbing
  Blanton Plumbing

  Parking Lot Lights
  Special Service Co.
  133 Crestwood Road
  Tyrone, GA  30290

  Electrical
  Special Service Co.
  133 Crestwood Road
  Tyrone, GA

  Locksmith
  A H & H Locksmith
  951 South Pointe
  Parkway
  Jonesboro, GA

  Irrigation/Sprinklers
  Sweetwater Irrigation
  P.O. Box 1421
  Norcross, GA  30091

  Asphalt
  Aaron Asphalt
  4455-A Business Park
  Court
  Lilburn, GA  30247

  Asphalt (repairs)
  Classic Paint &
  Construction

  Concrete
  Jimmy Kight

  Fire Alarm/Sprinkler
  Systems
  Cobb Fire & Safety
  3300 Cobb Parkway,
  330-17
  Acworth, GA  30101

  Signs
  Maltese Signs
  5785 Peachtree
  Industrial Boulevard
  Atlanta, GA  30341

  Towing
  Tara Wrecker, Inc.
  8754 Roberts Road
  Jonesboro, GA  30236

  Glass
  The Glass Doctor
  Jonesboro, GA

                                     6.22-286.22-28

  SERVICE CONTRACTS (cont d)

  Stoneledge Plantation
  Apartments:

  Landscaping
  Sun Landscaping of
  Greenville, Inc.
  202 Tollgate Road
  Simpsonville, SC
  29681

  Waste Removal
  Waste Management of
  South Carolina
  P.O. Box 5349
  Spartanburg, SC
  29303
  Note:  Property is
  missing TCI Cable
  contract.






















  Schedule 12.1(s)


      a. Mortgage by Robert Wylie Shepherd, Everett Shepherd, Jr., James W. Shepherd, and Charles E. Sharp, to The First National Bank of Birmingham, dated October 11, 1973 and recorded in The Probate Office, Jefferson County, Alabama in Real Volume 1002, Page 450 (All "Real Volume" references pertain to documents recorded with the Probate Office, Jefferson County, Alabama); as amended by Real Volume 1125, Page 695; as further amended by Real Volume 1265, Page 465, said amendment having been corrected and re-recorded in Real Volume 1272, Page 78;
      b. Notice of Lien against Applebee's of North Alabama (tenant) in favor of Davis Designs, Inc., for $12,722.05 with interest from September 11, 1989, recorded in Real Volume 3676, Page 5;
      c. Notice of Lien against Krupp Asset Management Corp. (Brookwood Village Joint Venture) in favor of The Finish Line Inc., for $7,882.83 with interest from January 11, 1989, recorded in Real

                                     6.22-296.22-29

  SERVICE CONTRACTS (cont d)

            Volume 3596, Page 930 and Verified Claim of Lien recorded in Real Volume 3596, Page 936;

                                                                     EXHIBIT D


                         FORM OF LOAN OR CREDIT REQUEST


  The First National Bank of Boston,
      for itself and as Agent
  100 Federal Street
  Boston, Massachusetts 02110
  Attn:  Real Estate Division

  Mellon Bank, N.A.
  1735 Market Street
  Philadelphia, Pennsylvania  19103
  Attn:  Real Estate Finance

  Ladies and Gentlemen:

      Pursuant to the provisions of 2.6 or 2.9 of the Amended and Restated 1992 Credit Agreement dated as of November 21, 1995, as amended by Amendment No. 1 thereof dated as of March 1, 1996, by Amendment No. 2 thereof dated as of March 1, 1996 and by Amendment No. 3 thereof dated as of June __, 1996 (the "Credit Agreement"), among BRI OP Limited Partnership (the "Borrower"), Berkshire Realty Company, Inc., certain Guarantors named therein, The First National Bank of Boston, for itself and as Agent, Mellon Bank, N.A. and the other Banks from time to time party thereto, the Borrower hereby requests and certifies as follows:

      8. Revolving Loan. The Borrower hereby requests a Revolving Loan under 2.1 of the Credit Agreement:

            Principal Amount:  $

            Type (Eurodollar, Base Rate):

            Drawdown Date:              , 19

            Interest Period:

  by credit to the general account of the Borrower with the Agent at the Agent's Head Office.

      9. Letter of Credit. The Borrower hereby requests a Letter of Credit under 2.9 of the Credit Agreement:

               Stated Amount:  $

               Issue Date:

               Termination Date:

               Beneficiary:

               Delivery Address:


                                     6.22-30

  SERVICE CONTRACTS (cont d)

      10. No Default. The undersigned chief financial or chief accounting officer of the Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents (excluding, however, such Security Document Events of Default as may be specified in a schedule attached hereto) after giving effect to the making of the Revolving Loan or the issuance of the Letter of Credit requested hereby. Attached to this Loan or Credit Request is a Compliance Certificate prepared on a pro forma basis using the financial statements of the Borrower most recently provided or required to be provided under 6.4 or 7.4 of the Credit Agreement adjusted in the best good-faith estimate of the Borrower to give effect to the making of the Revolving Loan or the issuance of the Letter of Credit requested hereby.

      11. Representations True. Each of the representations and warranties of the Borrower and its Subsidiaries contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Revolving Loan or the date of issue of the Letter of Credit requested hereby, with the same effect as if made at and as of such Drawdown Date or date of issue (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

      12. Other Conditions. All other conditions to the making of the Revolving Loan or the issuance of the Letter of Credit requested hereby set forth in 11 of the Credit Agreement have been satisfied. [Reference title insurance "date down", if applicable.]

      13. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

      14. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

      IN WITNESS WHEREOF, I have hereunto set my hand this ________ day of _____, 199_.

                                          BRI OP LIMITED PARTNERSHIP

                                          By Berkshire Realty Company, Inc.,
                                            its General Partner


                                          By__________________________
                                            Chief Financial or Chief
                                            Accounting Officer
                                                                    EXHIBIT E


                                     FORM OF
                             COMPLIANCE CERTIFICATE


                                     6.22-1

  SERVICE CONTRACTS (cont d)

  The First National Bank of Boston,
    for Itself and as Agent
  100 Federal Street
  Boston, Massachusetts  02110
  Attn:  Real Estate Division

  Mellon Bank, N.A.
  1735 Market Street
  Philadelphia, Pennsylvania  19103
  Attn:  Real Estate Finance

  Ladies and Gentlemen:

      Reference is made to the Amended and Restated 1992 Credit Agreement dated as of November 21, 1995, as amended by Amendment No. 1 thereof dated as of March 1, 1996, by Amendment No. 2 thereof dated as of March 1, 1996 and by Amendment No. 3 thereof dated as of June __, 1996 (the "Credit Agreement") by and among BRI OP Limited Partnership, a Delaware limited partnership (the "Borrower"), Berkshire Realty Company, Inc., a Delaware corporation, certain Guarantors named therein, The First National Bank of Boston, for itself and as Agent, Mellon Bank, N.A. and the other Banks from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

      Pursuant to 6.4 or 7.4 of the Credit Agreement, the Borrower is furnishing to you herewith [or has most recently furnished to you] the financial statements of the Borrower and its Subsidiaries for the fiscal period ended __________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial position of the Borrower and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments and the addition of footnotes.

        This certificate is submitted in compliance with the requirements of 2.6(iii), 5.4, 5.5, 7.4(g), 7.4(k) or 8.9 of the Credit Agreement.
  If this certificate is provided under a provision other than 7.4(g), the calculations provided below are made on a pro forma basis using the financial statements of the Borrower and its Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower to give effect to the making of a Revolving Loan, release of Collateral or acquisition or disposition of property that occasions the preparation of this certificate; and the nature of such event and the Borrower's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer of the Borrower is its chief financial or chief accounting officer.

        The undersigned officer has caused the provisions of the Credit Agreement to be reviewed and has no knowledge of any Default or Event of Default. [Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.]

        The Borrower is providing the following information to demonstrate compliance as of the Balance Sheet Date with the following covenants:

  SERVICE CONTRACTS (cont d)

  1.    8.3(j).  Other Investments.

        A.    Consolidated Total Assets

              Consolidated Total Assets (from Schedule 1, Part A) $__________

        B. Other Investments (value to be calculated as provided in the definition of "Consolidated Total
              Assets" in 1.1 if applicable, otherwise at book value)

              (i)   Loans secured by mortgages or deeds of
                    trust on real property, referred to in
                    clause (i) of 8.3(j) (per balance sheet)     $__________

              (ii)  Multifamily housing facilities "Under
                    Development" and raw land, referred to in
                    clause (ii) of 8.3(j) (per balance sheet)     __________

              (iii) "Other Investments" in Real Estate (per
                    balance sheet)                                 __________

              (iv)  Investments in real estate companies other than
                    Subsidiaries                                   __________

                    Total (i) through (iv)                        $__________


        B divided by A equals (may not exceed 50%):                 ________%

        Item B(i) divided by A equals (may not exceed 25%):         ________%

        Item B(ii) divided by A equals (may not exceed 25%):        ________%

        C.    Raw Land

              Aggregate value of raw land other than raw land constituting part of Development Assets permitted under clause (ii) of 8.3(j) (at book value)$__________

        C divided by A equals (may not exceed 5%):                  ________%

        D. Consolidated Development Assets (value to be calculated as provided in the definition of "Consolidated Total Assets" in 1.1 if applicable, otherwise at book value)

              Multifamily housing facilities "Under Development"  $__________

              Amounts committed to costs of development, design,
              construction and equipping                           __________

              Total                                               $__________

        D divided by A equals (may not exceed 25%):                 ________%

  2.    8.8.  Borrower Distributions.

        A.    Consolidated Funds From Operations

              Consolidated net income for most recent quarter

                                       E-3E-3

  SERVICE CONTRACTS (cont d)

                    (per income statement)                        $__________

              Minus gains (or losses) from debt restructuring and
              sales of property                                   (_________)

              Plus depreciation and amortization                   __________

              Adjustments for unconsolidated partnerships and
              joint ventures                                       __________

              Subtotal for most recent quarter                    $__________

              Consolidated Funds From Operations for
              three prior quarters:

                Quarter ended __________                           __________

                Quarter ended __________                           __________

                Quarter ended __________                           __________

              Total                                               $__________

        B.    Distributions for Test Period

              Subtotal for most recent quarter                    $__________

              Distributions for three prior quarters:

                Quarter ended __________                           __________

                Quarter ended __________                           __________

                Quarter ended __________                           __________

              Total                                               $__________

        B divided by A equals (may not exceed 92% except to extent
        that Distributions are required to maintain REIT Status):    _______%

  3.    9.1.  Liabilities to Worth Ratio.

        A.    Consolidated Total Indebtedness

              Consolidated Total Indebtedness (per Schedule 1, Part B)$_________

        B.    Consolidated Total Assets

              Consolidated Total Assets (per Schedule 1, Part A)   __________

        A divided by B (may not exceed 50%):                        ________%

  4.     9.2.  Cash and Cash Equivalents.

        A.    Cash and Equivalents

              Cash                                               $___________

              Plus Eligible Short-term Investments                ___________

                                       E-4E-4
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  SERVICE CONTRACTS (cont d)

              Minus any amount included above that
              is subject to a Pledge Agreement or
              an Escrow Agreement or otherwise reserved,
              escrowed or set aside as provided
              in 9.2                                           (___________)

              Total (must not be less than $5,000,000)           $___________

  5.    9.3.  Interest Coverage.

        A.    Consolidated EBITDA for Test Period

              Consolidated Net Income for
                most recent quarter (per income statement)      $____________

              Plus depreciation and amortization                 ____________

              Plus Interest Expense                              ____________

              Plus taxes                                         ____________

              Plus extraordinary or nonrecurring losses          ____________

              Minus extraordinary or nonrecurring gains          (__________)

              Subtotal for most recent quarter                   $___________

              Consolidated EBITDA for three prior quarters:

              Quarter ended __________                           ____________

              Quarter ended __________                           ____________

              Quarter ended __________                           ____________

              Total                                              $___________

        B.    Consolidated Interest Expense

              Subtotal for most recent quarter (per income
              statement)                                         $___________

              Consolidated Interest Expense for
               three prior quarters:

              Quarter ended __________                            ___________

              Quarter ended __________                            ___________
  Quarter ended __________                                        ___________
              Total                                              $___________

        A divided by B equals (may not be less than 225%):         _________%

  6.    9.4.  Debt Service Coverage.

        A.    Consolidated Operating Cash Flow
              for Test Period

              Consolidated net income for most

                                       E-5E-5
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  SERVICE CONTRACTS (cont d)

                recent quarter (per income statement)            $___________

              Minus gains (or losses) from debt restructuring and
              sales of property                                  (__________)

              Plus depreciation and amortization                  ___________

              Adjustments for unconsolidated partnerships and
              joint ventures                                      ___________

              Subtotal = Funds From Operations                   $___________

              Plus Interest Expense                               ___________

              Minus the greater of all capital expenditures and
              an allowance for capital expenditure requirements
              computed as provided in the definition of
              "Operating Cash Flow" in 1.1                       (_________)

              Subtotal for most recent quarter                   $___________

              Consolidated Operating Cash Flow
              for three prior quarters:

              Quarter ended __________                            ___________

              Quarter ended __________                            ___________

              Quarter ended __________                            ___________

              Total                                              $___________

        B.    Actual Debt Service for Test Period

              Consolidated Interest Expense for most recent quarter
                (per income statements)                          $___________

              Plus principal payments (excluding principal paid
              from proceeds of permitted refunding debt)          ___________

              Subtotal for most recent quarter                   $___________

              Actual Debt Service for three
              prior quarters:

              Quarter ended __________                            ___________

              Quarter ended __________                            ___________

              Quarter ended __________                            ___________

              Total                                              $___________

        A divided by B equals (may not be less than 190%):         _________%

  7.    9.5.  Mortgaged Property and Joint Venture Cash Flow.

        A.    Mortgaged Property and Joint Venture Cash Flow


                                       E-6E-6

  SERVICE CONTRACTS (cont d)

              Total for most recent quarter (per Schedule 2,
              attached)                                          $___________

              Mortgaged Property and Joint Venture Cash Flow for three prior quarters:

              Quarter ended __________                            ___________

              Quarter ended __________                            ___________

              Quarter ended __________                            ___________

              Total                                              $___________

        B.    Pro Forma Debt Service Charges

              Pro Forma Debt Service Charges (per Schedule 3,
              attached)                                          $___________

              A divided by B equals (may not be less than 135%):   _________%

  8.    9.6.  Minimum Consolidated Net Worth

        A.    Consolidated Net Worth

              Consolidated total assets (per balance sheet)     $____________

              Minus consolidated total liabilities (per balance
              sheet)                                            (___________)

              Total                                             $____________

        B.    Increase in Consolidated Capital (since June 30, 1995)

              Net amount realized from issuance of equity
              securities                                        $____________

              Plus amount realized from receipt of
              capital contributions                               ___________

              Total                                              $___________

              A minus ($200,000,000 plus 90% of B) equals:        ___________
              (A must equal or exceed $200,000,000 plus 90% of B.)

  9.    12.1(r).  J.V. Advance Value

        A.    Advance Value

              Mortgaged Properties
                [itemize]                                       $____________

              Joint Venture Collateral
                [itemize]                                       $____________

              Other
                [itemize]                                       $____________

              Sum = Advance Value =                             $____________

                                       E-7E-7

  SERVICE CONTRACTS (cont d)

        B.    Joint Venture Collateral

                [itemize]

              Sum = J.V. Advance Value =                        $____________

              B divided by A (may not exceed 37%) =               __________%
        IN WITNESS WHEREOF, the undersigned officer of the Borrower has set his or her hand and seal this ____ day of _________, 199_.

                                                  BRI OP LIMITED PARTNERSHIP

                                           By Berkshire Realty Company, Inc.,
                                    its General Partner



                                               By:___________________________
                                         Chief Financial or Chief
                                        Accounting Officer

                        Compliance Certificate Schedule 1

                  Calculation of Consolidated Total Assets and
                     Consolidated Total Indebtedness as of
                               Balance Sheet Date


  A.    Consolidated Total Assets

        1.  Aggregate value of Real Estate owned
            in fee (from Worksheet #1, attached):       $___________

        Plus

        2.          Aggregate value of Real Estate
                    owned by joint venture or
                    unconsolidated subsidiary
                    (from Worksheet #2, attached):      $___________


        Plus

        3.  Aggregate book value of mortgage loans
            owned (excluding loans on properties
            owned in fee by the Borrower or a
            Consolidated Subsidiary) (from balance
            sheet)                                      $____________


            Minus (without double counting)
            related reserves                             ( __________ )

            Total                                       $____________

        Plus

        4.  Aggregate book value of raw land and
            construction work in progress (not
            included above) (from balance sheet)        $____________


                                       E-8E-8

  SERVICE CONTRACTS (cont d)

        Plus

        5.  Aggregate book value of other tangible
            or financial assets (from balance
            sheet)                                      $____________


            Minus (without double counting)
            related reserves                             ( __________ )

            Total                                       $____________

        Total of Items 1 through 5                      $

  B.    Consolidated Total Indebtedness

        All liabilities (from balance sheet)            $____________

        Minus minority interests recorded as
        liabilities on the balance sheet of any
        Subsidiary                                       (___________)


        Minus Indebtedness secured solely by
        mortgage-
        backed securities                                (___________)


        Plus additional contingent liabilities not
        included above                                  _____________

        Plus guarantees of debt of joint ventures
        not included above                              _____________


        Total                                           $



  Note: If any guarantee is valued at less than the full principal amount thereof pursuant to the last sentence of the definition of "Consolidated Total Indebtedness", provide a full explanation below or on a separate sheet.

  Compliance Certificate Schedule 1 -- Worksheet #1:    Value of Real Estate
                                                        Owned in Fee
                                                  by Borrower or Consolidated
  Subsidiary


  A.    Properties Held for More Than One Year

        Name                    Adjusted N.O.I.         Capitalization RateValue

                                $____________                 ___%
  $____


                                                              Total Value of
                                                              Category A:
  $________
  B.    Properties Held for Less Than One Year


                                       E-9E-9

  SERVICE CONTRACTS (cont d)

                                            Cost
                                         (including            Actual
  Annualized
                    Acquisition          completed            Adjusted
  Adjusted          Capitalization
        Name            Date                improvements)       N.O.I.
  N.O.I.                         Rate             Value

                                      $___________      $______     $________
      ___%          $____


        Total Value of
        Category B:       $_________

  C.    Properties Undergoing Rehabilitation

                    Four-Quarter            Adjusted          Capitalization
        Name           End Date               N.O.I.                 Rate
              Value

                          $_______                 ___%             $____

                                                              Total Value of
                                                              Category C:
  $___________

                                                                    Total
  Item 1:           $
  Compliance Certificate Schedule 1 -- Worksheet #2:    Value of Real Estate
                                                        Owned in Part
                                                  by Joint Venture or
  Unconsolidated Subsidiary


  A.    Properties Held for More Than One Year

    Joint                 Adjusted Capitalization    Gross      Net       BRI

  Venture     Property      N.O.I.         Rate      Value    Debt    Value*
  Percentage*    Discount*       Value

                          $______           ___%     $____    $___    $____
     ___%           ___%  $____


  Total Value of

  Category A: $________






        _______________
              * If applicable.
      B.    Properties Held for Less Than One Year


                                      E-10E-10

  SERVICE CONTRACTS (cont d)

                                        Cost
                                      (including   Actual   Annualized
      Capitali-
        Joint                       Acquisition     completed       Adjusted       Adjusted
      zation      Gross             Net   BRI
      Venture Property     Date     improvements)  N.O.I.         N.O.I.         Rate   Value
      Debt    Value* %*     Discount*      Value
      $___________   $_____   $________     ___%   $____           $____   __%           ___%    $____

                                                                                 Category B:
      $_________



                  * If applicable.

            C.    Properties Undergoing Rehabilitation

                                                   Capitali-
              Joint                       Four-Quarter      Adjusted        zation
            Gross     Net      BRI
            Venture Property     End Date         N.O.I.       Rate       Value   Debt
            Value*  Percentage*                Discount*     Value

           $______  ___%     $____    $____ $____   ________%
            __________% $_______

                                              E-11E-11

  SERVICE CONTRACTS (cont d)
            Value of
            C:      $___________
            2:    $




                  _______________
                    * If applicable.

                                   Compliance Certificate Schedule 2

         Calculation of Mortgaged Property and Joint Venture Cash Flow

                                          Greater of all
                                          recurring capital
                                          expenditures on
                                          an allowance for        Mortgaged
                                          capital                 Property and
            Mortgaged                     expenditure             Joint Venture
             Property      NOI            requirements1           Cash Flow2

            Banks           $_______      (__________)            $________
            Crossing

            Crossroads      $_______      (__________)            $________
            South

            Greentree       $_______      (__________)            $________
            Square

            New Commons     $_______      (__________)            $________


            Stoneledge      $_______      (__________)            $________
            Plantation

            Brookwood
              Joint Venture3  $_______    (__________)            $_________

            Spring Valley
              Joint Venture3  $_______    (__________)            $_________

               And, in the case of Joint Ventures, other reserves required by Banks.

       Provided that for any item of Mortgaged Property owned less than one year, Mortgaged Property and Joint Venture Cash Flow shall be adjusted as provided in 9.5.

       Adjusted to reflect Obligors' percentage interest in Joint Venture.

                                      E-12E-12

  SERVICE CONTRACTS (cont d)
                               Total4 =          $

                                   Compliance Certificate Schedule 3

                             Calculation of Pro Forma Debt Service Charges

                  Principal amount of Loans outstanding:

            (a)         Principal amount excluding
                        Joint Venture Portion                     $___________

            (b)         150% of Joint Venture Portion             ____________

           Total                                                 $___________

                  Rate of interest assumed, equal to the greater of:

           (a)   highest rate of interest in effect
                   on Loans, and                             ____________%

           (b)   current yield on seven-year Treasuries
                   plus 2%                                   ____________%

                  Annual debt service, assuming equal monthly installments
                    of principal and interest paid over 25 years
            $____________

  Excluding the Mortgaged Property and Joint Venture Cash Flow for any item of Mortgaged Property with respect to which there shall have occurred and be continuing any Security Document Event of Default or event described in 12.1(m).

                                      E-13E-13